EXHIBIT 5.1

                                             September 14, 1995








Pre-Paid Legal Services, Inc.
321 East Main Street
Ada, Oklahoma 74820

          Re: Pre-Paid Legal Services, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested our advice with respect to the legality of the common stock, $0.01 par value per share ("Common Stock"), of Pre-Paid Legal Services, Inc. (the "Company") issuable upon exercise of options granted or to be granted pursuant to the Company's Stock Option Plan (the "Plan") and issuable upon exercise of options evidenced by option agreements with certain non-employee directors of the Company (the "Non-Employee Director Option Agreements").

     We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 625,000 authorized but unissued shares of Common Stock or treasury stock of the Company which may be issued pursuant to the Plan and the 75,000 authorized but unissued shares of Common Stock which may be issued pursuant to the Non-Employee Director Option Agreements will, upon payment therefor and delivery thereof in accordance with the Plan or the Non-Employee Director Option Agreements, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."


                                                     Respectfully submitted,

                                                     CROWE & DUNLEVY
                                                     A PROFESSIONAL CORPORATION


                                                     By:  /s/ MICHAEL M. STEWART
                                                              Michael M. Stewart